United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2009

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
001-34551	Global Defense Technology & Systems, Inc. (a Delaware Corporation) 1501 Farm Credit Drive, Suite 2300 McLean, Virginia 22102-5011 (703) 738-2840 www.globalgroup.us.com	20-4477465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2009, the Board of Directors of Global Defense Technology & Systems, Inc. (GLOBAL Defense Technology) expanded the size of its Board by one and appointed Eric Rangen as a director of GLOBAL Defense Technology, effective November 25, 2009 immediately following the closing of the initial public offering of common stock of GLOBAL Defense Technology.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, determined that Mr. Rangen meets the definition of “independent director” under the Nasdaq listing standards, meets the independence requirements under the Securities Exchange Act of 1934 (the “Exchange Act”) and meets the definition of “audit committee financial expert” under the Exchange Act.

Mr. Rangen will serve as the Chairman of the audit committee and as a member of the compensation committee of GLOBAL Defense Technology’s board of directors.

Mr. Rangen is Senior Vice President and Chief Accounting Officer of UnitedHealth Group and has served in that capacity since December 2006. From November 2006 to December 2006, Mr. Rangen was Senior Vice President of UnitedHealth Group. Prior to joining UnitedHealth Group in November 2006, Mr. Rangen was Executive Vice President and Chief Financial Officer of Alliant Techsystems, Inc. from April 2004 to March 2006 and as Vice President and Chief Financial Officer of Alliant Techsystems, Inc. from 2001 to April 2004. Between 1984 and 2001, Mr. Rangen worked as an accountant at Deloitte & Touche LLP and served as a Partner from 1994 to 2001. Mr. Rangen is a member of the board of directors of Flexsteel Industries, Inc. where he also serves as chair of the audit and ethics committee and as a member of the nominating and compensation committee. Mr. Rangen also serves on the board of directors of the Boys & Girls Club of the Twin Cities (MN). Mr. Rangen received a B.S. in Business Administration Accounting from the University of Minnesota, Minneapolis.

Mr. Rangen entered into an indemnification agreement in the form entered into with other directors and officers of GLOBAL Defense Technology. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our articles of incorporation, bylaws and applicable law. The form of this agreement is incorporated by reference into this Form 8-K from Exhibit 10.5 to Amendment No. 2 to GLOBAL Defense Technology’s Registration Statement on Form S-1, which was filed on October 7, 2009.

Item 7.01. Regulation FD Disclosure.

On December 1, 2009, GLOBAL Defense Technology issued a press release announcing Mr. Rangen’s appointment. The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Director and Officer Indemnification Agreement (incorporated by reference from Exhibit 10.5 to Amendment No. 2 to GLOBAL Defense Technology’s Registration Statement on Form S-1, File Number 333-161719, filed October 7, 2009).

99.1	Press release dated December 1, 2009, announcing Eric Rangen’s election as a director of GLOBAL Defense Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

Date: December 1, 2009	/s/ JOHN HILLEN
John Hillen, Chief Executive Officer

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